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                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      We consent to the incorporation by reference in this Registration Statement of Telesp Celular Participacoes S.A. ("TCP") on Form F-3 of our report dated June 18, 2003 relating to the combined financial statements of Globaltelcom Telecomunicacoes S.A., Daini do Brasil S.A. and GTPS S.A. Participacoes em Investimentos de Telecomunicacoes (which report expresses an unqualified opinion and includes explanatory paragraphs referring to differences between accounting practices in Brazil and accounting principles generally accepted in the United States and the presentation of the statement of cash flows as part of the basic financial statements), appearing in the Annual Report on Form 20-F of TCP for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement, and under the caption "Presentation of Financial Information" in the Annual Report on Form 20-F of TCP, which is incorporated by reference in this Registration Statement.

/s/ Deloitte Touche Tohmatsu

Sao Paulo, Brazil
October 12, 2004